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                                                              Exhibit 23.2


                     CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 8, 1995, with respect to the financial statements of Truck Components Inc. included in the Registration Statement (Form S-4 No. 333-35277) and related Prospectus of Johnstown America Industries, Inc. for the registration of the 11-3/4% Series C Senior Subordinated Notes due 2005.




                                          ERNST & YOUNG LLP
Chicago, Illinois
October 29, 1997